Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mr. Cooper Group Inc. (the “Company”) on Form 10-Q for the nine months ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher G. Marshall, Vice Chairman, President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 28, 2021
/s/ Christopher G. Marshall
Christopher G. Marshall
Vice Chairman, President & Chief Financial Officer